SECURED PROMISSORY NOTE



$2,937,500                                                         April 7, 2000
                                                            San Jose, California

                  FOR VALUE RECEIVED, Gateway Advisors, Inc., together with its successors and assigns (the "Borrower"), hereby promises to pay to the order of eMarketplace, Inc., together with its successors and assigns (the "Company"), in lawful currency of the United States of America, at Company's offices, the principal sum of two million nine hundred thirty seven thousand five hundred dollars ($2,937,500) and to pay interest on the principal amount hereof from time to time outstanding from the date hereof until the date on which the Note will be paid in full, at the rate of 6% per annum. Interest and principal shall be paid on April 7, 2001.

                  SECTION 1. DEFAULT, ACCELERATION. In the event that: (i) the Borrower shall fail to pay any principal of or interest hereunder for a period of ten (10) days after such payment is due and delivery of a written notice by Company with respect thereto; or (ii) the Borrower shall fail to observe or perform any of the material covenants of the Borrower contained herein for a period of ten (10) days and delivery of a written notice by Company with respect thereto; or (iii) of the Borrower shall file a petition or enter into any voluntary case under any bankruptcy or similar law; or (iv) there is commenced against either of the Borrower an involuntary case or other similar proceeding under any bankruptcy or similar law which remains undismissed for a period of sixty (60) days, then and in any such event, upon written notice to the Borrower from the Company, the principal amount hereof, together with accrued interest thereon and all other amounts due hereunder, shall become immediately due and payable without any further demand, presentment, protest, notice of protest, dishonor, notice of dishonor or notice of any other kind, all of which are hereby expressly waived by the Borrower.

                  SECTION 2. OPTIONAL PREPAYMENT; MANDATORY REPAYMENT. (a) At its option, the Borrower may prepay at any time all or any part of the principal amount of this Secured Promissory Note, without premium or penalty.

                  (b) In the event that the Borrower intends to sell, pledge, hypothecate or transfer ("Transfer") any shares of the Company's common stock issued in connection with the exercise of that certain Common Stock Purchaser Warrant dated as of April 9, 1999 and amended as of April 7, 2000 issued by the Company to the Borrower (the "Shares"), the Borrower shall give the Company not less than five (5) business days prior written notice. The Borrower shall then arrange for Borrowers obligations to the Company under this Note (the "Obligations") to be repaid, from the proceeds of the Transfer; provided however, that no Transfer may occur unless the arrangements for repayment to the Company are approved in advance by the Company, such approval to be in the Company's sole discretion.

                  SECTION 3. PLEDGED COLLATERAL. In order to secure the payment and performance in full of all of the Borrower's Obligations under this Secured Promissory Note, whether existing as of this date or any time thereafter, the Borrower hereby pledges and assigns to the Company, and grants to the Company a senior, first priority, continuing security interest in (i) the Shares and the certificate(s) representing the Shares, (ii) all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Shares, and (iii) all cash proceeds received from the sale of any of the foregoing (collectively, the "Pledged Collateral"). "
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                  SECTION 5. SECURITY FOR OBLIGATIONS. The pledge and security interest granted pursuant to this Secured Promissory Note secures the payment of all Borrower's Obligations.

                  SECTION 6. DELIVERY OF THE SHARES. All certificates or instruments representing or evidencing the Shares shall be delivered to and held by or on behalf of the Company and shall be accompanied by duly executed instruments of transfer or assignment in blank.

                  SECTION 7. FURTHER ASSURANCES. The Borrower agrees that at any time and from time to time, the Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, or that the Company may reasonably request, in order to perfect and preserve any security interest granted or purported to be granted hereby or to enable the Company to exercise and enforce its rights and remedies hereunder. Upon the repayment in full of this Note, ,the Company shall take all actions reasonable and necessary to release the security interests granted hereby, including the delivery of the Shares to the Borrower.

                  SECTION 8. TRANSFERS AND OTHER LIENS. The Borrower agrees that it will not (i) sell, pledge or otherwise dispose of, or grant any option with respect to, any of the Shares without complying with the terms and provisions of this Note, or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Shares, except for the security interest under this Secured Promissory Note.

                  SECTION 9. REMEDIES UPON DEFAULT. In the event that the Borrower shall breach any of the Obligations:

                             The Company may, without demand of performance or other demand, advertisement or notice of any kind to or upon the Borrower or any other person (all of which are hereby expressly waived by the Borrower), forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and, may forthwith sell, assign, give options to purchase, contract to sell or otherwise dispose of and deliver the Pledged Collateral, or any part thereof, in one or more parcels at public or private sales, at any exchange or broker's board or at any of the Borrower's offices or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, with the right upon any such sale, public or private, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby expressly waived and released by the Borrower; PROVIDED, HOWEVER, that the Borrower shall not be credited with the net proceeds of any sale on credit or for future delivery until the cash proceeds thereof are actually received by the Company.

                  SECTION 10. AMENDMENTS. No amendment or waiver of any provision of this Secured Promissory Note nor consent to any departure by the Borrower or the Company herefrom shall in any event be effective unless the same shall be in writing and signed by the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 11. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be given by mail, if to the Borrower, addressed to it at the address indicated on the signature page hereof, if to the Company, addressed to it at corporate headquarters, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective three (3) business days after being deposited in the mails, postage prepaid, addressed as aforesaid.

                  SECTION 12. TRANSFER OF NOTE. The Obligations of the Borrower hereunder may not be assigned without the prior written consent of the Company and any purported assignment shall be null and void.

                  SECTION 13. CONSENT TO JURISDICTION AND SERVICE; WAIVER OF JURY TRIAL. The Borrower hereby absolutely and irrevocably consents and submits to the jurisdiction of the Courts of the State of California and of any Federal Court located in said State in connection with any actions or proceedings brought against the Borrower by the Company arising hereunder. In any such action or proceeding, the Borrower hereby absolutely and irrevocably waives personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agrees that the service thereof may be made, in addition to other methods permitted by law, by certified, registered or recorded first class mail directed to the Borrower at its address set forth in
Section 11. The Borrower hereby waives and agrees not to assert in any such action or proceeding, in case, to the fullest extent permitted by applicable law, any claim that (a) the Borrower is not personally subject to the jurisdiction of any such court, (b) the Borrower is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to it or its property, (c) any such suit, action or proceeding is brought in an inconvenient forum, (d) the venue of such suit, action or proceeding is improper, (e) that this Secured Promissory Note may not be enforced in or by any such court and (f) any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under this Secured Promissory Note. Anything hereinbefore to the contrary notwithstanding, the Company may sue the Borrower in the courts of any country, State of the United States or place where the Borrower or any of the property or assets of the Borrower may be found or in any other appropriate jurisdiction.

                  SECTION 14. EXPENSES. Should all or any part of the indebtedness represented by this Secured Promissory Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Secured Promissory Note be placed in the hands of attorneys for collection after default, the Borrower hereby promises to pay to the Company, upon demand by the Company at any time, in addition to principal of, interest on and any other amount owing in respect of this Secured Promissory Note or the indebtedness evidenced hereby, all court costs and reasonable attorneys, fees and all other reasonable collection charges and expenses incurred or sustained by the Company.

                  SECTION 15. GOVERNING LAW; TERMS. This Secured Promissory Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

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IN WITNESS WHEREOF, the Borrower has executed this instrument on the date first above written.

                                       GATEWAY ADVISORS, INC.

                                       By /s/
                                          -------------------------------
                                          Name:
                                          Title: